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                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

       This AGREEMENT AND PLAN OF MERGER (this "Agreement and Plan of Merger") is dated as of July 2, 2002, by and between Tyco Capital Holding, Inc., a Nevada corporation ("Parent") and CIT Group Inc. (Del), a Delaware corporation ("Subsidiary").

       WHEREAS, Parent desires to become incorporated in the State of Delaware; and

       WHEREAS, Parent owns all of the issued and outstanding shares of the capital stock of Subsidiary; and

       WHEREAS, Subsidiary has not engaged in any business activities and has only nominal assets and liabilities; and

       WHEREAS, Parent desires to become a Delaware corporation by merging with and into Subsidiary with Subsidiary continuing as the surviving corporation solely for the purpose of changing Parent's state of incorporation; and

       WHEREAS, pursuant to Parent's and Subsidiary's respective Articles of Incorporation and By-Laws, the Boards of Directors of Parent and Subsidiary and the shareholders of Parent have each approved and adopted this Agreement providing for the merger (the "Merger") of Parent with and into Subsidiary in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the Delaware General Corporation Law (the "DGCL") and upon the terms and subject to the conditions set forth herein; and

       WHEREAS, Parent and Subsidiary intend (i) that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"), (ii) by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Sections 354 and 368 of the Code and (iii) that the transactions contemplated by this Agreement be undertaken pursuant to such plan; and

       WHEREAS, pursuant to the Merger, each outstanding share of Parent's common stock ("Company Common Stock") shall be converted into 2,000,000 shares of common stock of Subsidiary, upon the terms and subject to the conditions set forth herein;

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Subsidiary hereby agree as follows:

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       Section 1. THE MERGER. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the NGCL and the DGCL, Parent shall be merged with and into Subsidiary, the separate corporate existence of Parent shall cease, and Subsidiary shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

       Section 2. EFFECTIVE TIME. Unless this Agreement shall have been terminated, the parties hereto shall cause the Merger to be consummated by (a) filing articles of merger as contemplated by the NGCL (the "Articles of Merger") and (b) filing a properly executed agreement or certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), each, together with any required related certificates, with the Secretaries of State of the States of Nevada and Delaware, as appropriate, in such forms as required by, and executed in accordance with the relevant provisions of, the NGCL and the DGCL, respectively. The Merger shall become effective at the time of the later to occur of such filings or at such later time specified in the Articles of Merger and the Certificate of Merger (the "Effective Time").

       Section 3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the NGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Subsidiary and Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary and Parent shall become the debts, liabilities and duties of the Surviving Corporation.

       Section 4. EFFECT ON SECURITIES, ETC. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Subsidiary or the holders of any securities of Parent:

       (a) CONVERSION OF SECURITIES. Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall be converted into 2,000,000 shares of common stock of Subsidiary at the Effective Time. Thereafter, certificates for shares of capital stock of Parent shall represent solely the right to receive in exchange therefor (and upon surrender thereof) shares of common stock of Subsidiary.

       (b) CANCELLATION. Each share ("Share") of common stock of Subsidiary held in the treasury of Subsidiary or owned by Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

       Section 5. ARTICLES OF INCORPORATION; BY-LAWS. (a) At the Effective Time, the Certificate of Incorporation of Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (other than that the name of the Surviving Corporation reflected in such Certificate of Incorporation shall be CIT Group Inc.) until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

       (b) At the Effective Time, the By-laws of Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended.

       Section 6. DIRECTORS AND OFFICERS. The directors of Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and

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the officers of Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

       Section 7. TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

       Section 8. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent and Subsidiary will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Subsidiary and Parent, the officers and directors of Subsidiary and Parent immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

       Section 9. TERMINATION OF MERGER. At any time after filing of the Articles of Merger but prior to the Effective Time, Parent and Subsidiary may terminate the Merger by mutual agreement and the filing of articles of termination in accordance with the NGCL.

       IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed by the duly authorized representatives of each of the above named corporations, effective as of the day and year first above written.

                                   TYCO CAPITAL HOLDING, INC.


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   CIT GROUP INC. (DEL)


                                   By:
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                                       Name:
                                       Title: